UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 27, 2016, Lightbridge Corporation (the “Company”) received written notification that a Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for the continued listing of the Company’s common stock on the Nasdaq Capital Market, subject to the conditions described below.

As previously disclosed, on May 27, 2016 and June 10, 2016, the Company received delisting determination letters relating to the Company’s non-compliance with, respectively, Nasdaq Listing Rule 5550(b), which requires listed companies to maintain stockholders’ equity of at least $2.5 million or to satisfy one of two alternative standards, and Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum closing bid price of at least $1.00 per share.

The Company appealed the delisting determinations by requesting a hearing before the Panel. On July 21, 2016, the Company met with the Panel and presented its plan to comply with all applicable criteria for continued listing. The Company’s plan included, among other items, the sale of $2.8 million of preferred stock pursuant to the previously announced securities purchase agreement dated June 28, 2016 and the one-for-five reverse stock split of the Company’s capital stock that became effective on July 20, 2016.

The Panel granted the Company’s request for continued listing on Nasdaq subject to the Company’s fulfillment of the following conditions:

  On or before August 2, 2016, the Company shall have evidenced a closing bid price of $1.00 or more for a minimum of the ten prior consecutive trading days. The Company satisfied this condition as of the close of business on August 2, 2016.

  On or before August 15, 2016, the Company shall have publicly announced and informed the Panel that as a result of its preferred stock transaction, the Company has stockholders’ equity of over $2.5 million.

  On August 15, 2016, the Company shall also provide updated financial projections with underlying assumptions (including the status of the events and plans discussed at the hearing), through the third quarter of 2017.

The Nasdaq Listing and Hearing Review Council (the “Listing Council”) may, on its own motion, determine to review any Panel decision within 45 calendar days after July 27, 2016. If the Listing Council determines to review the Panel’s decision, it may affirm, modify, reverse, dismiss or remand the decision to the Panel.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2016

LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae
Name: Seth Grae
Title: President and Chief Executive Officer